Exhibit 99.1

ENERGY TRANSFER EQUITY

REPORTS QUARTERLY RESULTS

FOR THE PERIOD ENDED SEPTEMBER 30th

Dallas, Texas – November 10, 2008 – Energy Transfer Equity, L.P. (NYSE:ETE) today reported net income of $105.4 million and Distributable Cash of $108.7 million for the three months ended September 30, 2008. Distributable Cash is a “non-GAAP financial measure,” as explained below.

The principal sources of cash flow of Energy Transfer Equity, L.P. (“ETE”, the “Partnership” or the “Parent Company”) are distributions it receives from its investments in the limited and general partner interests in Energy Transfer Partners, L.P. (“ETP”). ETE currently has no other operating activities apart from those conducted by the operating subsidiaries within ETP. ETE’s principal uses of cash are for expenses, debt service and distributions to its general and limited partners.

ETE’s net income increased $53.5 million for the three months ended September 30, 2008 to $105.4 million as compared to $51.9 million for the three months ended August 31, 2007. Net income for the nine months ended September 30, 2008 was $352.5 million as compared to $288.3 million for the nine months ended August 31, 2007. These increases were due primarily to the increased earnings of ETP.

ETE also announced that it has filed its quarterly report on Form 10-Q for the period ended September 30, 2008 with the Securities and Exchange Commission. ETE has posted a copy of this Form 10-Q on its website at www.energytransfer.com.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measure of Distributable Cash. The accompanying schedules provide a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s Distributable Cash should not be considered as an alternative to GAAP financial measures such as net income, cash flow from operating activities, or any other GAAP measure of liquidity or financial performance.

Distributable Cash. The Partnership defines Distributable Cash as cash distributions expected to be received from ETP in connection with the Partnership’s investments in limited and general partner interests of ETP, net of the Parent Company’s expenditures for general and administrative costs and debt service. Distributable Cash is a significant liquidity measure used by the Partnership’s management to compute, based on net cash flows generated by the Partnership’s equity investments in ETP, the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management computes the coverage ratio of estimated cash flows to planned cash distributions.

Distributable Cash is an important non-GAAP financial measure for our limited partners since it indicates to investors whether or not the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measures most directly comparable to Distributable Cash are net income and cash flow from operating activities for ETE on a stand-alone basis. The accompanying analysis of Distributable Cash is presented for the three and nine-month periods ended September 30, 2008 and August 31, 2007 for comparative purposes.

Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners, L.P. and approximately 62.5 million ETP limited partner units.

Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include intrastate natural gas gathering and transportation pipelines, natural gas treating and processing assets and three natural gas storage facilities located in Texas. These assets include approximately 14,500 miles of intrastate pipeline in service, with approximately 300 miles of intrastate pipeline under construction. In addition, ETP owns 2,450 miles of interstate pipeline in service, with approximately 250 miles of interstate pipeline under construction. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.

The information contained in this press release is available on our website at www.energytransfer.com.

Contacts:

Investor Relations:

Brent Ratliff

Energy Transfer

214-981-0700 (office)

Media Relations:

Vicki Granado

Granado Communications Group

214-504-2260 (office)

214-498-9272 (cell)

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	September 30, 2008	December 31, 2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$626,132	$56,557
Marketable securities	11,038	3,002
Accounts receivable, net of allowance for doubtful accounts	598,812	822,027
Accounts receivable from related companies	25,247	18,070
Inventories	306,901	361,954
Deposits paid to vendors	80,601	42,273
Prepaid expenses and other current assets	131,209	99,913

Total current assets	1,779,940	1,403,796

PROPERTY, PLANT AND EQUIPMENT, net	8,313,432	6,852,458
ADVANCES TO AND INVESTMENT IN AFFILIATES	1,590	86,167
GOODWILL	776,195	757,698
INTANGIBLES AND OTHER LONG-TERM ASSETS, net	396,767	361,975

Total assets	$11,267,924	$9,462,094

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	September 30, 2008	December 31, 2007
LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$550,543	$673,116
Accounts payable to related companies	37,483	48,012
Customer advances and deposits	139,656	75,831
Accrued and other current liabilities	272,342	230,851
Accrued capital expenditures	195,350	87,622
Interest payable	81,470	78,933
Current maturities of long-term debt	45,691	47,068

Total current liabilities	1,322,535	1,241,433

LONG-TERM DEBT, less current maturities	7,181,710	5,870,106
DEFERRED INCOME TAXES	196,698	199,934
OTHER LONG-TERM LIABILITIES	55,352	59,465
MINORITY INTERESTS	2,463,660	2,106,819

COMMITMENTS AND CONTINGENCIES

	11,219,955	9,477,757

PARTNERS’ CAPITAL (DEFICIT):
General Partner	417	192
Limited Partners—Common Unitholders (222,829,956 units authorized, issued and outstanding at September 30, 2008 and December 31, 2007)	67,886	(4,628)
Accumulated other comprehensive loss	(20,334)	(11,227)

Total partners’ capital (deficit)	47,969	(15,663)

Total liabilities and partners’ capital (deficit)	$11,267,924	$9,462,094

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per unit data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2008	August 31, 2007	September 30, 2008	August 31, 2007
REVENUES:
Natural gas operations	$1,938,586	$1,424,012	$6,322,070	$4,323,448
Retail propane	238,830	161,147	1,086,417	912,983
Other	28,674	41,167	90,199	167,161

Total revenues	2,206,090	1,626,326	7,498,686	5,403,592

COSTS AND EXPENSES:
Cost of products sold, natural gas operations	1,435,308	1,089,968	4,965,145	3,323,717
Cost of products sold, retail propane	187,799	103,784	744,316	566,585
Cost of products sold, other	10,347	23,908	27,783	100,561
Operating expenses	197,493	144,507	573,606	427,219
Depreciation and amortization	73,563	55,646	200,922	154,519
Selling, general and administrative	45,316	41,374	140,781	124,743

Total costs and expenses	1,949,826	1,459,187	6,652,553	4,697,344

OPERATING INCOME	256,264	167,139	846,133	706,248

OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(90,300)	(73,423)	(261,297)	(211,439)
Equity in earnings (losses) of affiliates	(654)	(51)	(749)	274
Gain (loss) on disposal of assets	2,520	(2,525)	1,584	(8,254)
Gains (losses) on non-hedged interest rate derivatives	(9,152)	33	(13,610)	29,081
Other, net	18,564	1,403	53,631	4,560

INCOME BEFORE INCOME TAX EXPENSE AND MINORITY INTERESTS	177,242	92,576	625,692	520,470
Income tax expense (benefit)	(7,874)	2,729	6,600	8,518

INCOME BEFORE MINORITY INTERESTS	185,116	89,847	619,092	511,952
Minority interests	(79,737)	(37,976)	(266,614)	(223,633)

NET INCOME	105,379	51,871	352,478	288,319

GENERAL PARTNER’S INTEREST IN NET INCOME	326	160	1,091	903

LIMITED PARTNERS’ INTEREST IN NET INCOME	$105,053	$51,711	$351,387	$287,416

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.47	$0.23	$1.58	$1.30

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	222,829,956	222,828,332	222,829,956	221,165,470

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.47	$0.23	$1.57	$1.30

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	222,829,956	222,828,332	222,829,956	221,165,470

The Partnership previously announced a change in its year end from August 31 to December 31. The unaudited consolidated financial statements contained in this press release cover the three and nine-month periods ended September 30, 2008 and the three and nine-month periods ended August 31, 2007 (the three and nine-month periods of the previous fiscal year most nearly comparable to the three and nine-month periods ended September 30, 2008). The Partnership did not recast the financial data for the prior fiscal periods because the financial reporting processes in place at that time included certain procedures that were completed only on a fiscal quarterly basis. The Partnership believes the information, data and indicated trends for the three and nine-month periods ended August 31, 2007 are comparable to what would have been reported for the three and nine-month periods ended September 30, 2007 if they had recast the prior period information. Such comparability is impacted primarily by weather, fluctuations in commodity prices, volumes of natural gas sold and transported, our hedging strategies and the use of financial instruments, trading activities, basis differences between market hubs and interest rates.

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES

VOLUMES TRANSACTED THROUGH ENERGY TRANSFER PARTNERS, L.P.

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2008	August 31, 2007	September 30, 2008	August 31, 2007
Midstream
Natural gas MMBtu/d—sold	1,344,033	926,511	1,361,295	930,401
NGLs bbls/d—sold	24,019	22,417	27,618	19,986
Intrastate Transportation and storage
Natural gas MMBtu/d—transported	11,613,933	7,787,906	10,515,132	9,288,808
Natural gas MMBtu/d—sold	1,409,348	1,437,598	1,556,524	1,430,869
Interstate transportation
Natural gas MMBtu/d—transported	1,862,781	1,874,179	1,750,592	1,802,109
Retail propane gallons sold (in thousands)	90,386	82,311	422,109	463,638

ENERGY TRANSFER EQUITY, L.P.—PARENT COMPANY

DISTRIBUTABLE CASH

(Dollars in thousands, except per unit)

(unaudited)

The following table presents the calculation and reconciliation of Distributable Cash of the Parent Company with respect to the following periods:

	Three Months Ended		Nine Months Ended
	September 30, 2008	August 31, 2007	September 30, 2008	August 31, 2007
Distributable Cash:
Cash distributions expected from Energy Transfer Partners, L.P. associated with:
General partner interest:
Standard distribution rights	$4,384	$3,553	$12,740	$10,405
Incentive distribution rights	75,804	59,315	219,298	170,473
Less: General Partner contribution to ETP to maintain its 2% interest	—	—	(13,098)	—
Limited partner interest:
26,086,957 class G units (converted to common units May 2007)	—	21,522	—	63,098
62,500,797 common units	55,860	30,042	166,018	88,076

Total cash expected from Energy Transfer Partners, L.P.	136,048	114,432	384,958	332,052
Deduct expenses of the Parent Company on a stand-alone basis:
General and administrative expenses	(1,544)	(2,838)	(5,600)	(8,370)
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate derivatives	(25,762)	(25,295)	(74,218)	(74,348)

Distributable Cash	$108,742	$86,299	$305,140	$249,334

Cash distributions to be paid to the partners of Energy Transfer Equity, L.P.:

Distribution per limited partner unit related to the period	$0.4800	$0.3900	$0.4800	$0.3900

Distributions to be paid to public unitholders	45,562	37,019	132,889	106,168
Distributions to be paid to affiliates	61,396	49,885	179,072	143,066
Distributions to be paid to general partner	332	270	969	774

Total cash distributions to be paid by Energy Transfer Equity, L.P. to its limited and general partners	$107,290	$87,174	$312,930	$250,008

Reconciliation of Non-GAAP “Distributable Cash” to GAAP “Net Income” and GAAP “Net cash provided by operating activities” for the Parent Company on a stand-alone basis:
Net income	$105,379	$51,871	$352,478	$288,319
Adjustments to derive Distributable Cash:
Equity in earnings of unconsolidated affiliates	(138,955)	(96,030)	(441,299)	(375,268)
Cash distribution expected from Energy Transfer Partners, L.P.	136,048	114,432	384,958	332,052
Amortization of financing costs	751	751	2,255	2,252
Other non-cash	4	9	14	27
Unrealized gains and losses on non-hedged interest rate swaps	5,515	15,266	6,734	1,952

Distributable Cash	108,742	86,299	305,140	249,334

Adjustments to Distributable Cash to derive Net Cash Provided by Operating Activities:
Cash distributions expected from Energy Transfer Partners, L.P.	(136,048)	(114,432)	(384,958)	(332,052)
Cash distributions received from Energy Transfer Partners, L.P.	122,831	107,204	399,295	310,696
Net change in other operating assets and liabilities	1,141	3,135	9,673	(966)

Net cash provided by operating activities for Parent Company on a stand-alone basis	$96,666	$82,206	$329,150	$227,012

(1) For the three months ended September 30, 2008, cash distributions expected to be received from Energy Transfer Partners, L.P. consists of cash distributions in respect of the three months ended September 30, 2008 payable on November 14, 2008 to holders of record as of the close of business on November 10, 2008. For the three months ended August 31, 2007, cash distributions received from Energy Transfer Partners, L.P. consisted of cash distributions paid on October 15, 2007 for the three months ended August 31, 2007.

For the nine months ended September 30, 2008, cash distributions received or expected to be received from Energy Transfer Partners, L.P. consist of cash distributions paid on May 15, 2008 in respect of the quarter ended March 31, 2008, cash distributions paid on August 14, 2008 in respect of the quarter ended June 30, 2008, and cash distributions in respect of the three months ended September 30, 2008 payable on November 14, 2008 to holders of record as of the close of business on November 10, 2008. For the nine months ended August 31, 2007, cash distributions received from Energy Transfer Partners, L.P. consisted of cash distributions paid on April 13, 2007 for the three months ended February 28, 2007, cash distributions paid on July 16, 2007 for the three months ended May 31, 2007 and cash distributions paid on October 15, 2007 for the three months ended August 31, 2007.

(2) For the three months ended September 30, 2008, cash distributions expected to be paid by Energy Transfer Equity, L.P. consist of cash distributions in respect of the three months ended September 30, 2008 payable on November 19, 2008 to holders of record as of the close of business on November 10, 2008. For the three months ended August 31, 2007, cash distributions paid by Energy Transfer Equity, L.P. consisted of cash distributions paid on October 19, 2007 for the three months ended August 31, 2007.

For the nine months ended September 30, 2008, cash distributions paid or expected to be paid by Energy Transfer Equity, L.P. consist of cash distributions paid on May 19, 2008 in respect of the quarter ended March 31, 2008, cash distributions paid on August 19, 2008 in respect of the quarter ended June 30, 2008, and cash distributions in respect of the three months ended September 30, 2008 payable on November 19, 2008 to holders of record as of the close of business on November 10, 2008. For the nine months ended August 31, 2007, cash distributions paid by Energy Transfer Equity, L.P. consisted of cash distributions paid on April 16, 2007 for the three months ended February 28, 2007, cash distributions paid on July 19, 2007 for the three months ended May 31, 2007, and cash distributions paid on October 19, 2007 for the three months ended August 31, 2007.